CAP ROCK ELECTRIC
COOPERATIVE, INC.



                                    NOTICE OF
                             SPECIAL MEETING OF THE
                                     MEMBERS


--------------------------------------------------------------------------------
                                NOTICE OF MEETING
                                       AND
                                 PROXY STATEMENT
--------------------------------------------------------------------------------


                                      TIME:
                     TUESDAY, OCTOBER 20, 1998 AT 6:30 P.M.



                                     PLACE:
                                CHAPARRAL CENTER
                                 MIDLAND COLLEGE
                                3600 N. GARFIELD
                                 MIDLAND, TEXAS

               --------------------------------------------------
                   If you cannot be present in person, please
                   sign and return the enclosed proxy promptly
                 so that you may be represented at the meeting.
               --------------------------------------------------

                                                                EXHIBIT 10.12


                       CAP ROCK ELECTRIC COOPERATIVE, INC.
                             500 W. Wall, Suite 400
                              Midland, Texas 79701


                               September 21, 1998

Dear Member:

You are cordially invited by the Board of Directors (the "Board") of Cap Rock Electric Cooperative, Inc., (the "Cooperative") a Texas cooperative association, to attend a special meeting of Members of the Cooperative (the "Special Meeting"). The Special Meeting will be held at the Chapparal Center on the Campus of Midland College, 3600 North Garfield Street, Midland, Texas, on Tuesday, October 20, 1998, at 6:30 p.m., local time. Please note that no meal will be served at the Special Meeting.

At the Special Meeting, Members will be asked to adopt a plan to reorganize the Cooperative from a member-owned electric cooperative to a shareholder-owned electric utility, including the granting of broad powers to the Board to act on behalf of the Cooperative in connection with same (the "Conversion Plan"), and to transact such other business as may properly come before the Special Meeting. YOUR BOARD OF DIRECTORS BELIEVES THAT THE CONVERSION PLAN IS IN THE BEST INTEREST OF THE COOPERATIVE AND ITS MEMBERS AND RECOMMENDS IT TO YOU FOR ADOPTION.

Important information regarding the Conversion Plan is contained in this Proxy Statement, which you are urged to read carefully. It is important that your membership interests be represented and voted at the Special Meeting. Accordingly, you are encouraged to mark, sign, date and return the enclosed Proxy in the postage-paid envelope provided so that it is received prior to the Special Meeting. There will be a limited number of door prizes given at the meeting. There will also be a drawing for the Grand Prize, a year's worth of free electricity, maximum of $300 per month. There will also be ten drawings only for those who return assigned proxies and do not attend the meeting. Prizes for these drawings are $100 energy certificates in each drawing.

THERE WILL BE NO MEAL SERVED AT THIS MEETING.

TO HELP ASSURE A QUORUM AT THE SPECIAL MEETING, EACH MEMBER SUBMITTING A PROXY AND/OR ATTENDING THE SPECIAL MEETING IN PERSON WILL RECEIVE A $10 CREDIT ON THE MEMBER'S ELECTRIC BILL, IRREGARDLESS OF THE NATURE OF THE MEMBER'S VOTE.

Your interest and participation in the affairs of your Cooperative are greatly appreciated.

                                       Sincerely,

                                       Board and Management of Cap Rock Electric

                       CAP ROCK ELECTRIC COOPERATIVE, INC.
                             500 W. Wall, Suite 400
                              Midland, Texas 79701

--------------------------------------------------------------------------------

                      NOTICE OF SPECIAL MEETING OF MEMBERS
                           To Be Held October 20, 1998

--------------------------------------------------------------------------------

To the Members of Cap Rock Electric:

A Special Meeting of the Members of Cap Rock Electric Cooperative, Inc. will be held on Tuesday, October 20,1998 at 6:30 p.m. in the Chaparral Center on the Campus of Midland College, 3600 North Garfield Street, Midland, Texas, for the following purposes:

         1. To adopt a plan (the "Conversion Plan") to reorganize the Cooperative from a member-owned electric cooperative to a shareholder-owned electric utility, including the granting of broad powers to the Board of Directors of the Cooperative to form and capitalize new entities, transfer and/or sell assets, purchase interests of members and holders of Equity Accounts of the Cooperative and otherwise act on behalf of the Cooperative in connection with same, as more particularly set forth in the enclosed Proxy Statement.

         2. To transact such other business as may properly come before the meeting.

Only members of record at the close of business on August 24, 1998 are entitled to notice of and to vote at the Special Meeting. Holders of Equity Accounts of the Cooperative who are no longer Members are not entitled to notice of or to vote at the Special Meeting.

         REGARDLESS OF WHETHER YOU PLAN TO ATTEND IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. MAILING YOUR COMPLETED PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING IF YOU WISH TO DO SO.

       THE PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

                                      By Order of the Board of Directors,

                                           /s/ Alfred J. Schwartz

                                            Alfred J. Schwartz
                                            Secretary/Treasurer

Midland, Texas
September 21, 1998

                       CAP ROCK ELECTRIC COOPERATIVE, INC.
                                 Midland, Texas

                                 PROXY STATEMENT
                                       FOR
                           SPECIAL MEETING OF MEMBERS


                           To Be Held October 20, 1998

                              SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the Proxy Committee of the Board of Directors (the "Board") of Cap Rock Electric Cooperative, Inc. (the "Cooperative") for use at the Special Meeting of Members of the Cooperative scheduled to be held at the Chapparal Center on the Campus of Midland College, 3600 North Garfield Street, Midland, Texas on Tuesday, October 20, 1998, at 6:30 p.m., and at any adjournment or any adjournments thereof. In addition to the use of the mails, proxies may be solicited on behalf of the Proxy Committee of the Board of Directors by personal interview, telephone and special correspondence by members, directors, and other employees or representatives of the Cooperative, who may receive additional compensation for such services. Contract workers may be employed to solicit proxies on behalf of the Proxy Committee of the Board of Directors and, in such case, compensation will be paid by the Cooperative. The Cooperative will bear the cost of this solicitation of proxies. Proxy solicitation will commence with the mailing of this Proxy Statement.

Any Member of the Cooperative giving a proxy has the power to revoke the same at any time prior to its exercise by executing a subsequent proxy or written notice to the Secretary of the Cooperative through the mail service or by coming to the division offices by 5:00 p.m., October 12, 1998, or by attending the meeting and withdrawing the proxy upon registration not later than 5:00 p.m. If a Member executes two or more valid proxies, the proxy bearing the most recent date will be honored. undated proxies shall be deemed dated as of the date of the -postmark if mailed or the date of receipt at the Cooperative's office if hand-delivered. Questions regarding the validity of proxies shall be determined by the Credentials and Election Committee. By submitting your proxy to the Proxy Committee or anyone qualified, you will become eligible for ten special proxy prize drawings for ten $100 Cap Rock Electric energy certificates and you will be eligible for the drawing of the Grand Prize, a year's worth of FREE ELECTRICITY (not to exceed $300 per month, or $3,600 per year). Grand Prize drawing will be at the Special Meeting, but names of all those who return proxies will be included in the drawing for this prize.

If you attend the Special Meeting and have submitted your proxy, you will not need to revoke that proxy to be eligible for the prizes to be given away.

TO HELP ASSURE A QUORUM AT THE SPECIAL MEETING, EACH MEMBER SUBMITTING A PROXY AND/OR ATTENDING THE SPECIAL MEETING IN PERSON WILL RECEIVE A $10 CREDIT ON THE MEMBER'S ELECTRIC BILL, IRREGARDLESS OF THE NATURE OF THE MEMBER'S VOTE.

                               PURPOSE OF MEETING

As stated in the Notice of Special Meeting of Members accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the special meeting are as follows:

         1. To adopt a plan (the "Conversion Plan") to reorganize the Cooperative from a member-owned electric cooperative to a shareholder-owned electric utility, including the granting of broad powers to the Board of Directors of the Cooperative to form and capitalize new entities, transfer and/or sell assets, purchase interests of members and holders of Equity Accounts of the Cooperative and otherwise act on behalf of the Cooperative in connection with same, as more particularly set forth in this Proxy Statement.

         2. To transact such other business as may properly come before the meeting.

                                VOTING AT MEETING

Any person or entity who was a Member of Cap Rock Electric or approved for membership by the Board of Directors as of the close of business on August 24, 1998, shall be allowed to vote at the Special Meeting and any adjournment thereof. Holders of Equity Accounts of the Cooperative who are no longer Members will not be entitled to notice or to vote at the Special Meeting. As of August 24, 1998, there were 11,781 Members of the Cooperative. Each Member will be entitled to cast one vote on each matter presented at the Special Meeting. Members may vote by proxy, which must be in written form and signed by the Member giving the proxy. The Bylaws of the Cooperative provide that each proxy shall be voted as directed by the Proxy Committee or other proxy holder.

All proxies must be filed for certification with the Secretary of the Cooperative no later than eight days before the meeting at which it is to be voted in order to be valid. No proxies will be accepted by mail or in person after 5:00 p.m. local time on Monday, October 12 ,1998. The Bylaws of the Cooperative state that the written proxy must designate the particular meeting at which it is to be voted. Also, the Bylaws provide that a spouse of an absent Member will be deemed to hold the proxy of such absent Member and may vote on behalf of such absent Member. The Bylaws also provide that no single Member may vote more than 200 proxies.

A proxy is not a mail-in ballot, but is only an assignment of your vote to the Proxy Committee or another person. We hope that you will sign and date the proxy card and drop it in the mail as soon as you receive it. No postage will be needed to mail the proxy. It would also be helpful if you would place your telephone number in the space provided on the proxy card. If no other Member is named on the proxy card, the Proxy Committee will cast your vote.

Any Member giving a proxy has the power to revoke it at any time prior to its exercise by executing a subsequent proxy, by providing written notice of revocation to the Secretary of the Cooperative through the mail service or through delivery in person to one of the Cooperative's division offices in Stanton, Colorado City, Midland or Celeste, Texas by 5:00 p.m., October 12, 1998, or by attending the Special Meeting and withdrawing the proxy prior to commencement of same.

If a Member executes two or more valid proxies, the proxy bearing the most recent date will be honored. Undated proxies will be deemed to be dated as of the date of the postmark if mailed or the date of receipt at the Cooperative's office if hand-delivered.

                                 CONVERSION PLAN

DEFINITIONS

For definitions of certain of the terms used in this Proxy Statement, please refer to Annex A to this Proxy Statement.

BACKGROUND

The Cooperative is a member-owned Texas transmission and distribution cooperative association founded in 1939 initially to provide electrical services to its members in Martin and Howard Counties of West Texas. Today, the Cooperative comprises nearly 350 miles of electrical transmission, 8,954 miles of electrical distribution lines and serves 11,781 members, with 27,000 meters spread across twenty counties of Texas.

The Board believes that deregulation of the electric energy industry and the increased competition that is expected from that deregulation are the most important risks that the Cooperative faces in the foreseeable future. Recognizing that the Cooperative must change the way it does business if it is to succeed in a deregulated environment, the Board, together with management and the Cooperative's financial and legal advisers, has examined conversion of the Cooperative from a member-owned cooperative association into a general stockholder-owned business corporation and the Board believes that this is the best alternative currently available to the Cooperative.

The principal reasons for a conversion are to enhance the value of the investments in the Cooperative for its Members and the holders of its Equity Accounts and to increase the Cooperative's competitive position in its markets. In addition, the Board believes that a conversion from a member-owned electric cooperative to a shareholder-owned electric utility is desirable in order to (i) create much-needed flexibility for the Cooperative after deregulation of the electric utility industry; (ii) meet the increased competition that will accompany deregulation; (iii) allow the Cooperative to expand and become more efficient through mergers and acquisitions; and (iv) grant the Cooperative, through a stock company format, access to the capital markets, which are largely unavailable to member-owned cooperatives.

Converting from a member-owned electric cooperative to a shareholder-owned electric utility, however, has certain disadvantages. It is possible that the Cooperative will no longer be self-regulated if the Cooperative fully converts from a member-owned electric cooperative to a shareholder-owned electric utility and even though the cooperative now is subject to FERC and TPUC regulations, the activities of the shareholder-owned electric utility may be subject to increased regulation by those governmental agencies. Further, the Cooperative may lose its current tax-exempt status if a full conversion occurs. See "Federal Income Tax Consequences."

After carefully considering the advantages and disadvantages, the Board unanimously approved the Conversion Plan at a meeting of the Board of Directors on June 23, 1998, and authorized submission of the Conversion Plan to the Members for adoption. AS A REQUIREMENT FOR IMPLEMENTATION OF THE CONVERSION PLAN, THE BOARD IN ITS RESOLUTIONS APPROVING THE CONVERSION PLAN, INSTRUCTED THAT THE FOLLOWING INVIOLATE PRINCIPLES MUST BE ADHERED TO IN STRUCTURING THE CONVERSION PLAN:

          1. THE RETAIL RATES CHARGED TO MEMBERS FOR ELECTRICITY MUST NOT INCREASE AS A RESULT OF IMPLEMENTATION OF THE CONVERSION PLAN;

          2. EACH HOLDER OF AN EQUITY ACCOUNT MUST RECEIVE 100% OF THE VALUE OF THE HOLDER'S EQUITY ACCOUNT;

          3. THE BOARD AND MANAGEMENT OF THE COOPERATIVE MUST NOT GAIN DISPROPORTION-

               ATELY FROM THE REST OF THE MEMBERSHIP AS A RESULT OF IMPLEMENTATION OF THE CONVERSION PLAN; AND

          4. LOCAL CONTROL OF THE ELECTRIC UTILITY MUST BE RETAINED AS LONG AS REASONABLY POSSIBLE FOLLOWING IMPLEMENTATION OF THE CONVERSION PLAN.

Those principles are fundamental to, and incorporated in, the Conversion Plan approved by the Board and described below.

OVERVIEW

There are two distinct steps contemplated by the Conversion Plan, only the first of which will definitely occur, but both of which are anticipated to occur. BY VOTING TO ADOPT THE CONVERSION PLAN, MEMBERS WILL BE GRANTING THE BOARD THE AUTHORITY, WITHOUT FURTHER ACTION OF THE MEMBERSHIP OF THE COOPERATIVE, TO ENGAGE IN ALL OF THE TRANSACTIONS NECESSARY OR APPROPRIATE TO CONVERT THE COOPERATIVE FROM A MEMBER-OWNED ELECTRIC COOPERATIVE TO A STOCKHOLDER-OWNED ELECTRIC UTILITY. The occurrence of each step will depend on the Board's considered judgment, as affected by, among other factors, the then current needs of the Cooperative, regulatory conditions, and competitive factors.

As the initial step in the Conversion Plan, the Cooperative will create a new Texas business corporation to be called "Cap Rock Energy Corporation", with its initial directors and officers to be the same as that of the Cooperative. The Cooperative will then transfer substantially all of its assets, subject to liabilities, to CREC in exchange for shares of $.01 par value Common Stock of CREC. See "Common Stock". CREC will lease back to the Cooperative such of the assets previously owned by the Cooperative as are necessary for the Cooperative to continue to provide electricity to its Members. The Cooperative will, in addition, retain the right, for so long as those assets are owned by CREC or its affiliates, to reacquire its assets under certain circumstances in order to give the Cooperative flexibility to react to changing conditions in the future.

To better position the Cooperative in the future, the Board is investigating the possibility of -selling some or all of the Cooperative's transmission and other assets to one or more third parties, although this investigation is in a very preliminary stage and no decision in this regard has been made. A VOTE IN FAVOR OF THE CONVERSION PLAN, HOWEVER, WILL ALSO CONSTITUTE A VOTE TO AUTHORIZE THE BOARD (WITHOUT ANOTHER VOTE OF THE MEMBERS) TO SELL SUCH OF THE COOPERATIVE'S TRANSMISSION AND OTHER ASSETS AS THE BOARD MAY DEEM TO BE NECESSARY OR APPROPRIATE TO ONE OR MORE THIRD PARTIES ON SUCH TERMS AND FOR SUCH CONSIDERATION AS THE BOARD MAY DEEM TO BE IN THE BEST INTEREST OF THE COOPERATIVE. HOWEVER, THE BOARD DOES NOT HAVE AUTHORITY TO SELL THE ELECTRIC UTILITY FRANCHISE OR ENTERPRISE, ONLY ASSETS, WITHOUT ADDITIONAL MEMBER APPROVAL.

The Cooperative will continue in existence and will continue providing electricity to its Members until the Board, at its option and without further approval or action of its Members, elects to take the final step in the Conversion Plan, which is one of the following:

          1. Dissolve and liquidate the Cooperative and distribute the CREC Common Stock to its Members and the holders of its Equity Accounts;

          2. Unwind the transaction by reacquiring the Cooperative's assets from CREC for a nominal price and returning the CREC Common Stock to CREC; or

          3. Retain the CREC Common Stock with a view to operating in a parent-subsidiary -relationship indefinitely.

The Board believes that the preferable alternative is dissolution and liquidation of the

Cooperative and distribution of the CREC Common Stock to the Members (with each person or entity who is a Member, irrespective of whether or not such Member is also the holder of an Equity Account, receiving 10 shares of CREC Common Stock) which represents the value placed on being a Member of the Cooperative and to the holders of Equity Accounts (with each such holder, irrespective of whether or not such holder is also a Member, receiving one share of CREC Common Stock for each $10.00 in the holder's Equity Account), since this alternative would affect a complete conversion to a shareholder-owned electric utility. It is anticipated that the Board will elect this alternative unless future circumstances dictate a different course.

At any time prior to the complete consummation of the Conversion Plan, the Board may abandon the Conversion Plan without further action or approval by the members. It is currently expected that commencement of implementation of the Conversion Plan, if approved by members, will occur during the fourth quarter of calendar year 1998.

IT IS IMPORTANT TO NOTE THAT THERE WILL BE NO RETAIL RATE INCREASE FOR ELECTRICITY FURNISHED TO THE MEMBERS OF THE COOPERATIVE SOLELY AS A RESULT OF IMPLEMENTATION OF THE CONVERSION PLAN, OR ANY PART THEREOF.

COMMON STOCK

CREC's articles of incorporation will authorize it to issue 50,0000,000 shares of $.01 par value Common Stock. Each share of CREC Common Stock issued will be fully paid and nonassessable and will have one vote on all matters presented to the shareholders. No fractional shares will be issued and any holder of an Equity Account who would otherwise be entitled to a fractional share if such were to be issued in connection with the Conversion Plan shall receive cash in lieu thereof. The CREC Common Stock will not have cumulative voting rights and, accordingly, the holders of more than 50% of the shares will have the ability to elect any or all of the directors.

Holders of CREC Common Stock will be entitled to dividends when and as declared by the Board. Holders of CREC Common Stock will also be entitled on liquidation to all assets remaining after payment of liabilities. The CREC Common Stock shall have no preemptive or other subscription rights. There are no conversion rights or redemption or sinking fund provisions with respect to the CREC Common Stock.

It is anticipated that no person or entity will be permitted to vote in any election more than 5% of all outstanding stock in CREC regardless of the number of shares of stock in CREC that is owned or controlled by that person and/or entity.

Initially, the Cooperative will own all of the outstanding shares of CREC Common Stock, and it is anticipated that those shares may be distributed to the Members of the Cooperative and to the holders of its Equity Accounts within a period not to exceed 10 years from the date of commencement of implementation of the Conversion Plan. CREC intends to file a registration statement with the U.S. Securities and Exchange Commission with respect to the shares of Common Stock that will ultimately be distributed to the Members and holders of Equity Accounts prior to its distribution to such persons. At that time, a prospectus will be delivered to each person who will receive shares of CREC Common Stock. See "Registration Statement and Market for Stock."

Although shares of CREC Common Stock will be issued initially only to the Cooperative, it is possible that additional shares of Capital Stock may be issued by CREC from time to time thereafter in conjunction with public or private placement offerings and in conjunction with possible acquisitions. The Board has no present plans to cause CREC to issue any shares of Capital Stock, other than the CREC Common Stock issued to the Cooperative in connection with the creation of CREC. If, however, additional shares of Capital Stock are issued by CREC for the purposes described, the equity ownership interest and voting power represented by the shares of CREC Common Stock transferred to the Cooperative and subsequently distributed to its Members and holders of its Equity Accounts may be significantly diluted.

Beginning twelve months after the distribution of the CREC Common Stock to the Members and holders of Equity Accounts, and continuing for sixty (60) days thereafter, CREC will offer to buy-back for cash, pursuant to a Common Stock Buy-Back Program to be instituted by the Board of Directors of CREC, any or all of the CREC Common Stock held by former Members and holders of Equity Accounts of the Cooperative. CREC will pay $10.00 per share for each share of CREC purchased pursuant to Common Stock Buy-Back Program.

INTEREST REDEMPTION PROGRAM

If the Conversion Plan is adopted, Members and holders of Equity Accounts of the Cooperative will be permitted to participate in an Interest Redemption Program (the "Interest Redemption Program") to be instituted by the Board. Under the terms of the Interest Redemption Program, each Member of the Cooperative may be permitted, at the Member's option, (i) to apply ratably, over a period not to exceed 24 months, starting on the date of commencement of implementation of the Conversion Plan, an aggregate of $10 multiplied by the number of shares of CREC Common Stock that the Member would receive upon liquidation of the Cooperative and distribution of such shares to the Member pursuant to the Conversion Plan, which is the equivalent to the Member's Equity Account, against his future electricity bills at PUC-tariffed retail electric rates; or (ii) participate in a Dutch Auction with respect to the value (at an assumed value of $10 per share) of those shares. Each holder of an Equity Account who is no longer a Member of the Cooperative will also be given the opportunity to participate in the Dutch Auction on the same terms as the Members.

It is expected that the Dutch Auction will be similar to the Dutch Auctions that the Cooperative has instituted in the past with respect to the Equity Accounts of former Members. In that regard, the Cooperative will set aside a specified amount (to be determined at a later date by the Board) to pay the Members and/or holders of Equity Accounts who would rather receive cash than CREC Common Stock and who are willing to accept a discount from the assumed value of their shares of CREC Common Stock in order to receive an immediate and certain cash payment. The funds reserved for use in the Dutch Auction will be used to pay the Members and holders of Equity Accounts who offer the Cooperative the largest discount from the assumed value of the shares of CREC Common Stock that they would otherwise receive upon liquidation of the Cooperative and distribution of the CREC Common Stock to Members and holders of Equity Accounts of the Cooperative.

Any shares of CREC Common Stock held for ultimate distribution to the Members and holders of Equity Accounts who receive payments under the Interest Redemption Program will be returned to CREC as treasury stock and, to the extent permissible by law, will also extinguish all rights and privileges of membership in the Cooperative.

REQUIRED APPROVALS

Implementation of the Conversion Plan is subject to adoption of the Conversion Plan by the required percentage of voting Members of the Cooperative at the Special Meeting. Implementation of the Conversion Plan may also be subject to receipt of approvals from TPUC, FERC and CFC, pursuant to certain CFC loan agreements. In this regard, CFC HAS ISSUED A LETTER TO THE COOPERATIVE, WHICH IS AVAILABLE FOR VIEWING AT THE COOPERATIVE'S OFFICES, DURING NORMAL BUSINESS HOURS, STATING THAT IT HAS NO OBJECTION TO IMPLEMENTATION OF THE CONVERSION PLAN AND STATES THE PLAN GIVES THE MEMBERS OF THE COOPERATIVE NEW AND VALUED OPTIONS.

FAIRNESS OPINION

The Cooperative retained Trident Financial Corporation as its financial advisor (the "Financial Advisor") in connection with the Conversion Plan. In connection with such engagement, the Cooperative requested the Financial Advisor to render an opinion as to whether or not the Conversion Plan is fair to the Members and holders of Equity Accounts of the Cooperative, from a financial point of view. The Financial Advisor delivered a written opinion to the Board on September 17, 1998, to the effect that, as of the date of the opinion, and based on its review and assumptions and subject to the limitations set forth therein, the Conversion Plan is fair to the Members and holders of Equity Accounts of the Cooperative from a financial point of view. A copy of the opinion of the Financial Advisor is available for examination at the offices of the Cooperative during normal business hours.

REGISTRATION STATEMENT AND MARKET FOR STOCK


Until a registration statement meeting the requirements of the Securities Act of 1933, as amended (the "Securities Act"), becomes effective with respect to the shares of CREC Common Stock to be distributed to Members and holders of Equity Accounts pursuant to the Conversion Plan, there will be substantial restrictions on the transferability of the CREC Common Stock and no established trading market will exist with respect to the stock. It is anticipated, however, that immediately prior to distribution of the CREC Common Stock, CREC will file such a registration statement with the U.S. Securities and Exchange Commission (the "SEC") and will pursue the filing until the registration statement becomes effective. The prospectus included in the registration statement will be furnished to the Cooperative's Members and holders of Equity Accounts who will receive shares of CREC Common Stock upon its distribution by the Cooperative.

No public trading market currently exists (or will exist until a registration statement meeting the requirements of the Securities Act becomes effective) with respect to the shares of CREC Common Stock. In conjunction with the filing of a registration statement, the Board of Directors of CREC will solicit market makers for CREC Common Stock, thereby giving the holders of CREC Common Stock a means to liquidate their investment in the Cooperative. However, there can be no assurance that a trading market will develop with respect to the CREC Common Stock, or, if a trading market does develop, that the holders of the CREC Common Stock will be able to realize a return of their full investment in the Cooperative. The public trading price of shares of CREC Common Stock will be determined by trading among the stockholders, and CREC would not have control over these trades.

ACCOUNTING ISSUES

Consistent with industry practice and the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standard No. 71, "Accounting for the Effects of Certain Types of Regulations" ("SFAS No. 71"), the Cooperative has recognized certain regulatory assets and liabilities. Management of the Cooperative believes that it is in compliance with the provisions of SFAS No. 71. However, in the event the Cooperative or some portion of its operations no longer meet the criteria established by SFAS No. 71 due to deregulation or for other reasons, a write-off of regulatory assets or liabilities would be required, absent a means of recovering such assets or settling such liabilities in a continuing regulated segment of business.

The Conversion Plan would be accounted for as a capital restructuring. Therefore, the Conversion Plan would not affect the valuation of assets or liabilities of the Cooperative in the hands of CREC, nor would the Cooperative record any income or expense as a result of the Conversion Plan.

FEDERAL INCOME TAX CONSEQUENCES

The Cooperative has not requested a private letter ruling from the Internal Revenue Service as to the federal tax consequences of the Conversion Plan and, thus, there can be no assurance that the Conversion Plan or subsequent distributions of stock to Members and holders of Equity Accounts will constitute a tax-free exchange for federal income tax purposes. However, based upon rulings and court opinions involving transactions with similar but not identical characteristics and the advice of it advisors, the Board believes that the Members and holders of Equity Accounts will not recognize taxable gain or loss as a result of the consummation of the Conversion Plan. The Board believes shares of CREC Common Stock issued in connection with the consummation of the Conversion Plan and subsequently distributed to Members and holders of Equity Accounts will have the same basis as the applicable Membership or Equity Account.

The Board's conclusion is based on advice of counsel, who have reviewed previously issued private letter rulings by the Internal Revenue Service and court opinions involving transactions with similar but not identical characteristics. Because the Internal Revenue Service has not previously ruled on a transaction involving a plan of conversion of a Section 501(c)(12) cooperative, there is a lack of direct precedent for the stated tax treatment. The Board believes, however, that existing precedent involving transactions with similar but not identical characteristics would, if followed, cause the Conversion Plan to be treated as and constitute a tax-free exchange and there is no reason to believe that the Internal Revenue Service would not follow this precedent. Cash or electricity received in lieu of CREC Common Stock as a result of participation in the Interest Redemption Program or in lieu of fractional shares of CREC Common Stock would, however, be taxable.

Due to the complexities of federal, state and local tax laws, it is strongly recommended that Members and holders of Equity Accounts consult their own tax advisors concerning the particular federal, state and local tax consequences of the Conversion Plan to them.

CREC STOCK INCENTIVE PLAN

It is anticipated that CREC will establish a Management Stock Incentive Plan (the "Stock Plan") for its officers, directors and key employees. The Stock Plan will permit the granting of stock options, stock appreciation rights, restricted stock, stock awards and tax benefit rights to participants. The purpose of the Stock Plan will be to increase CREC's ability to compete with other companies for superior talent and enhance CREC's ability to retain employees and directors.

THE STOCK PLAN WILL NOT TAKE EFFECT NOW OR DUE TO THE CONVERSION, BUT ONLY UPON THE EFFECTIVE DATE OF AN INITIAL PUBLIC OFFERING OR A PRIVATE PLACEMENT OF ADDITIONAL CREC COMMON OR PREFERRED STOCK, NOT STOCK ISSUED TO CURRENT MEMBERS DUE TO THE CONVERSION, INVOLVING THE RECEIPT BY CREC OF GROSS PROCEEDS OF AT LEAST $5,000,000.

Subject to certain adjustments, a maximum of 500,000 shares, but in no case more than 14%, of CREC Common Stock will be reserved and available for awards under the Stock Plan. The exercise price per share for non-qualified stock options granted under the Stock Plan will be determined by the Compensation Committee of CREC's Board of Directors. The exercise price per share for incentive stock options granted under the Stock Plan shall be set by the CREC Board or, if a market has been established, equal to or greater than 100% of the market value per share of the CREC Common Stock on the date of grant.

CREC DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

CREC intends to establish a Direct Stock Purchase and Dividend Reinvestment Plan (the "Investment Plan") that will be designed to provide registered holders of CREC Common Stock, customers and other investors with a convenient and economical way to purchase shares of CREC Common Stock and reinvest all or a portion of their cash dividends in additional shares of CREC Common Stock. It is anticipated that participants in the Investment Plan may:

          1. Invest in CREC Common Stock at current market prices by making voluntary cash payments ("Voluntary Cash Payments") of at least $25 up to a maximum of $100,000 each calendar year;

          2. Make automatic monthly investments by electronic funds transfer from their bank account;

          3. Automatically reinvest cash dividends on all or a portion of the shares of CREC Common Stock registered in their name and on all shares held in Investment Plan accounts at a discount (expected to be 3% initially) from market prices; and

          4. Establish an Individual Retirement Account ("IRA") and contribute or roll over amounts to the IRA through an Investment Plan account.

It is anticipated that a national banking association or other recognized plan administrator will serve as administrator of the Investment Plan and as agent for participants (the "Agent"). The Agent will use dividends and Voluntary Cash Payments received from participants to acquire shares of CREC Common Stock for the account participants through the Investment Plan. There will be no maximum number or shares or dollar amount of dividend reinvestment under the Investment Plan.

Individuals who do not own any shares of CREC Common Stock may make initial investments of at least $200 and not more than $100,000 and the Agent will purchase shares of CREC Common Stock through the Investment Plan at current market prices. The Agent may purchase shares of CREC Common Stock on the open market or may purchase original issue or treasury shares from CREC. It is anticipated that CREC will file a registration statement with respect to shares reserved for purchase by the Agent from CREC so that such shares will be available for sale in the open market after they have been acquired by the Agent.

Further, a customer of CREC may purchase CREC stock, with regulatory approval received, on his monthly electric or energy bill.

NO SERVICE FEE OR BROKERAGE COMMISSIONS WILL BE CHARGED TO PARTICIPANTS FOR PURCHASES MADE UNDER THE INVESTMENT PLAN.

BOARD RECOMMENDATION

THE BOARD BELIEVES THAT THE CONVERSION PLAN IS FAIR TO MEMBERS AND IS IN THE BEST INTERESTS OF THE COOPERATIVE AND ITS MEMBERS, AND IT RECOMMENDS THAT MEMBERS VOTE IN FAVOR OF ADOPTION OF THE CONVERSION PLAN.

DISSENTERS' RIGHTS

Under the provisions of the Texas Business Corporation Act and the Texas Utility Regulatory Act, members and holders of Equity Accounts are not entitled to dissenters' rights in connection with the proposed Conversion Plan.

                                  MISCELLANEOUS

The Board knows of no matters other than the matter described herein that will be presented for consideration at the Special Meeting. If, however, other matters come before the Special Meeting, the Proxy holders intend to vote the Proxy in accordance with their best judgment in the interest of the Cooperative.

PLEASE DATE, SIGN AND RETURN THE PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                            By Order of the Board of Directors


                                                     Alfred J. Schwartz
                                                     Secretary/Treasurer

                                     ANNEX A
                                       TO
                                 PROXY STATEMENT
                                       OF
                       CAP ROCK ELECTRIC COOPERATIVE INC.

                                   DEFINITIONS

Certain terms that are used frequently in the Proxy Statement have the meanings set forth below:

         "BOARD" means the Board of Directors of the Cooperative.

         "CFC" means the National Rural Utilities Cooperative Finance
         Corporation.

         "COOPERATIVE" means Cap Rock Electric Cooperative, Inc., a Texas member-owned electric cooperative.

         "CONVERSION PLAN" means the plan of reorganization for the Cooperative presented for adoption by the members of the Cooperative.

         "CREC" means Cap Rock Energy Corporation, a Texas business corporation.

         "DUTCH AUCTION" means the offer of the Cooperative to purchase capital credits (equity accounts) of members at a discount, with the priority of the capital credits purchased being accorded to the highest discount bid.

         "EQUITY ACCOUNTS" means the patronage capital credit accounts of members or former members of the Cooperative.

         "ENTERPRISE" means a business venture.

         "FERC" means the Federal Energy Regulatory Commission.

         "FRANCHISE" means a privilege given a dealer by a manufacturer or franchise service organization to sell the franchisor's products or services in a given area, with or without exclusivity.

         "FINANCIAL ADVISOR" means Trident Financial Corporation.

         "INVESTMENT PLAN" means the Direct Stock Purchase and Dividend Reinvestment Plan to be established by CREC.

         "MEMBER" means a person or entity who is, at the applicable time, purchasing electricity from the cooperative.

         "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

         "SEC" means the Securities and Exchange Commission of the United
         States.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "TPUC" means the Public Utility Commission of Texas.